Exhibit 99.1

U.S. Well Services Announces Leadership Transition

HOUSTON, April 29, 2022 — U.S. Well Services (NASDAQ: USWS) (“USWS” or the “Company”), today announced plans for the transition of its leadership team, including the promotion of Kyle O’Neill to the position of President and Chief Executive Officer. Effective April 30, 2022, Joel Broussard, the Company’s co-founder, President and Chief Executive Officer, will assume the role of chairman of the Company’s Board of Directors. Concurrent with the leadership transition, Josh Shapiro has been promoted to the role of Chief Financial Officer.

“I am honored to take on the roles of President and CEO, and am grateful to both Joel and the Board of Directors for the opportunity to continue serving U.S. Well Services’ shareholders, customers and employees,” said Kyle O’Neill. “It has been a great pleasure to work with Joel over the last several years to transform U.S. Well Services into the industry’s leader in innovating pressure pumping technologies. No individual in this industry has done more to advance clean completion technologies than Joel, and I look forward to continuing to build on the foundation he laid at U.S. Well Services as the leader of the organization.”

In his new role as President and CEO, Mr. O’Neill will be responsible for the day-to-day management of the Company, as well as forming and executing its strategic plan and financial goals.

As U.S. Well Services’ chairman, Mr. Broussard will focus on providing advice and counsel to the Company’s management team, leading the Company’s intellectual property development activities and engaging with key stakeholders to ensure the successful execution of the Company’s strategic vision.

Josh Shapiro will assume the role of Senior Vice President and Chief Financial Officer concurrent with Mr. O’Neill’s promotion to President and CEO. Mr. Shapiro has served as the Company’s Vice President of Finance since joining U.S. Well Services in 2019, and has been critical in leading the Company’s corporate finance, investor relations and treasury activities.

“I have great confidence in Kyle and believe he is the ideal person to lead this organization forward,” commented Joel Broussard. “Kyle and I have worked together since 2014 and have accomplished a great deal during that time. I look forward to continuing our partnership in my new role and helping Kyle and the team achieve the Company’s long-term goal of becoming the cleanest, safest and most technologically advanced pressure pumping company in the industry.”

David Treadwell, who currently serves as the chairman of the Company’s Board of Directors, will transition to Lead Independent Director concurrent with Mr. Broussard becoming chairman. “On behalf of the Board, I would like to thank Joel for his service, leadership and vision as the President and CEO of U.S. Well Services, and we look forward to working with him in his new role as chairman,” said Treadwell. “The Board of Directors believes strongly in Kyle’s capability as a manager and leader of the Company. Over the last several years, Kyle and Josh have demonstrated an ability to navigate challenging markets and have positioned the Company to strengthen its strategic and technological advantages. We look forward to working with management to deliver value to all of our shareholders.”

About U.S. Well Services, Inc.

U.S. Well Services, Inc. is a leading provider of hydraulic fracturing services and a market leader in electric fracture stimulation. The Company’s patented electric frac technology provides one of the first fully electric, mobile well stimulation systems powered by locally-supplied natural gas, including field gas sourced directly from the wellhead. The Company’s electric frac technology dramatically decreases emissions and sound pollution while generating exceptional operational efficiencies, including significant customer fuel cost savings versus conventional diesel fleets. For more information visit: www.uswellservices.com. Information on our website is not part of this release.

Forward Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “believe,” “intend,” “estimate,” “project,” “plan,” “may,” “anticipate,” “will,” “should,” “could,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, including geological, operating and economic factors and changes in prices and market conditions, including changes in expected or realized oil and gas prices and demand for oilfield services and changes in supply or demand for maintenance, repair and operating products, equipment and service; the effectiveness of management’s strategies and decisions; our ability to obtain financing, raise capital and continue as a going concern; our ability to implement our internal growth and acquisition growth strategies; general economic and business conditions specific to our primary customers; our ability to collect accounts receivable; compliance with our debt agreements and equity-related securities; volatility in market prices; our ability to satisfy the continued listing requirements of Nasdaq with respect to our Class A common stock and warrants or to cure any continued listing standard deficiency with respect thereto; changes in government regulations; our ability to effectively integrate businesses we may acquire; new or modified statutory or regulatory requirements; availability of materials and labor; inability to obtain or delay in obtaining government or third-party approvals and permits; non-performance by third parties of their contractual obligations; unforeseen hazards such as natural disasters, catastrophes and severe weather conditions, including floods, hurricanes and earthquakes; public health crises, such as a pandemic, including the COVID-19 pandemic and new and potentially more contagious variants of COVID-19, such as the delta and omicron variants variant; acts of war or terrorist acts and the governmental or military response thereto; and cyber-attacks adversely affecting our operation, as well as the other risks, uncertainties and assumptions identified in this release or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include changes in market conditions and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Risk Factors” in its most recent annual report on Form 10-K and in its subsequently filed quarterly reports on Form 10-Q. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors.

Contacts:

U.S. Well Services

Josh Shapiro

IR@uswellservices.com

Dennard Lascar Investor Relations

Lisa Elliott

(713) 529.6600

USWS@dennardlascar.com